United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 10, 2003	333-104448
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10 Westport, Connecticut 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 221-2770
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS.

Tesoro receives new credit facility from Fleet Capital Corporation.

Effective September 10, 2003, IWT Tesoro Corporation and its wholly-owned subsidiary, International Wholesale Tile, Inc., entered into a new three-year revolving loan for up to $17.0 million with Fleet Capital Corporation.  The credit facility is guaranteed by two of Tesoro’s subsidiaries, IWT Tesoro Transport, Inc. and IWT Tesoro International, Inc.  Interest paid on the Facility is generally LIBOR plus 3%.  The borrowers are subject to a number of restrictive financial and non-financial covenants under the facility.

Through Tesoro’s wholly owned subsidiary, International Wholesale Tile, Inc. (IWT), it provides hard floor and wall covering materials primarily ceramic, porcelain and stone tile to the new construction and remodeling industries for commercial and residential marketplaces. IWT distributes its products through a network of independently owned dealers and distributors, buying groups and home center retailers. IWT purchases its products primarily from foreign manufacturers.  While IWT sells its products throughout the United States, the majority of sales are currently in the Southeast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2003	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President